                           ACCOMMODATION AGREEMENT


        General Motors Corporation ("GM") and Harvard Industries, Inc., Doehler-Jarvis, Inc. and Doehler-Jarvis Greenville, Inc. (collectively, "The Harvard Group") enter into this Accommodation Agreement (this "Agreement") this ____ day of March, 1997:

                                   RECITALS

        A. Doehler-Jarvis, Inc. ("Doehler-Jarvis") and Doehler-Jarvis Greenville, Inc. ("Greenville") are, respectively, direct and indirect wholly owned subsidiaries of Harvard Industries, Inc. ("Harvard").

        B. The Harvard Group (including Doehler-Jarvis and Greenville) are major suppliers of component parts (the "Component Parts") to GM pursuant to various purchase order and/or supply contracts ussed by GM (collectively, the "Purchase Orders").

        C. Doehler-Jarvis entered into a supply arrangment with GM to supply the requirements of GM's Delphi Automotive Systems Division ("Delphi") for the V-8 Lower Intake Manifold (the "V-8 Manifold").

        D. Prior to the price increase referenced in paragraph 1 below, The Harvard Group asserts that it was incurring significant operating losses in connection with the production of V-8 Manifolds by Doehler-Jarvis and/or Greenville, as applicable. The Harvard Group also advised GM that the financial stability of the Harvard Group could be threatened if Doehler-Jarvis and/or Greenville, as applicable, continued to produce and deliver the V-8 Manifold at the existing contract price and requested that GM grant a price increase and other financial accommodations to the Harvard Group as a condition to continuing to deliver V-8 Manifolds to GM.

        E. GM asserts that the Harvard Group's failure or refusal to satisfy GM's requirements for the V-8 Manifold would irreparably injure GM.

        F. On July 25, 1996, the parties executed a term sheet (the "Term Sheet") outlining the terms of an agreement pursuant to which the Harvard Group would be granted a price increase on the V-8 Manifold and GM would provide certain additional financial accommodations in consideration for the agreements and commitments of the Harvard Group set forth therein.

        G. The parties are entering into this Agreement and the Schedules hereto to memorialize the agreements of the parties set forth in the Term Sheet.

        THEREFORE, in consideration of the above recitals (which are part of this Agreement) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GM and the Harvard Group agree as follows:

                             TERMS AND CONDITIONS


        1. V-8 Manifold Price Incease. GM has granted Doehler-Jarvis and/or Greenville, as applicable, a price increase of $7.41 per V-8 Manifold for an effective adjusted price of $45.83 per V-8 Manifold, plus any additional adjustments pursuant to GM's aluminim metal market adjustment policy. The above-referenced price increase was effective for all V-8 Manifolds shipped and delivered on or after Maly 1, 1996.

        2. Continued Delivery. As consideration for GM agreeing to the price increase referred to above,

                (a) Doehler-Jarvis and/or Greenville, as applicable, shall deliver to GM conforming V-8 Manifolds pursuant to GM releases and GM requirements of 24,000 V-8 Manifolds per week (the "Required Amount") as of October 1, 1996. Doehler-Jarvis and/or Greenville, as applicable, plans to produce the Required Amount on a 5-day, 3-shift basis but inititially Doehler-Jarvis and/or Greenville, as applicable, will work on a 6 or 7-day per week basis, if necessary, to produce the Required Amount. No later than March 15, 1997, Doehler-Jarvis and/or Greenville, as applicable, will produce the Required Amount on a 5-day, 3-shift basis, and if required by GM, Doehler-Jarvis and/or Greenville, as applicable, will work a minimum of two Satureday per four week period to provide at least 8,800 V-8 Manifolds over and above the Required Amount during each such four week period; and

                (b) The Harvard Group shall continue production and delivery of all Component Parts called for by the Purchase Orders pursuant to GM releases (excluding the Bell Housing which has been resourced).

        3. No Further Modification. With the exception of engineering, specification or standard changes which may be required by GM in the future, the Harvard Group will not seek any modification to the terms and conditions of contracts and agreements between the Harvard Group and GM, including the Purchase Orders, this Agreement and the Access and Occupancy Agreement, including price increases, for so long as Component Parts are being installed in vehicles. Without limiting the generality of the foregoing, with the exception of engineering, specification or standard changes which may be required by GM in the future, the Harvard Group will not seek any further price increase from GM regarding the V-8 Manifold for so long as such V-8 Manifold is being installed in vehicles.

        4. Sharing Cost Savings. Doehler-Jarvis and/or Greenville, as applicable, will share reductions in costs resulting from reduction in scrap rate and/or implementation of a sand reclamation process on a 50-50 basis with GM as follows:

                (a) For the period from July 1 through June 30 (the "Measurement Period") commending July 1, 1996 through the life of the V-8 Manifold Program, Doehler-Jarvis and/or Greenville, as applicable, shall retain 50% of the Cost Savings (as defined below)
         achieved in such Measurement Period and 50% of such Cost Savings shall be passed on to GM by means of a price reduction on the V-8 Manifold.

                (b) For the purposes of this Agreement, "Cost Savings" resulting from reduction in scrap rate shall mean the difference between (i) the actual variable manufacturing cost to produce V-8 Manifolds multiplied by the actual scrap rate for the most recently ended Measurement Period and (ii) the actual variable manufacturing cost to produce V-8 Manifolds multiplied by the actual scrap rate for the immediately preceding Measurement Period. For purposes of this calculation, the beginning actual variable manufacturing cost multiplied by the actual scrap rate as of June 30, 1996 shall be $6,9018. The initial variable manufacturing cost and the method for determining the future values will be computed consistent with the previously agreed upon method developed between the Company and BBK Ltd. (GM's representative).

                (c) At the end of each Measurement Period, sand and related disposal Cost Savings resulting from implementation of a sand reclamation system will be determined by the parties and such Cost Savings will also be shared by Doehler-Jarvis and/or Greenville, as applicable, and GM on a 50/50 basis.

         5. Payment Terms. For the period commencing August 1, 1996 and ending at the close of business on December 31, 1996, with respect to V-8 Manifolds only, all invoices (a) received by GM from the 15th of the month will be paid by the 10th of the following month, and (b) received by GM from the 16th to the last day of the month will be paid by the 25th of the following month. Payment terms with respect to all other Component Parts shall be those set forth in the underlying Purchase Orders.

         6. Molds and Cores. Harvard will make arrangements to obtain, at the Harvard Group's cost, for installation no later than March 15, 1997, three additional sets of the molds described on Schedule 6 ("Molds") at an aggregate cost of approximately $275,000 and one set of core boxes described on Schedule 6 ("Cores") at a cost of approximately $325,000, which Molds and Cores are to be used in connection with the production of V-8 Manifolds. The Harvard Group acknowledges and agrees that upon completion of such Molds and Cores, GM will solely own all right, title and interest in and to the Molds and Cores and the Harvard Group will have no rights whatsoever in such Molds and Cores, other than the right to use such Molds and Cores as bailee at will to produce Component Parts for GM.

         7.  Business Plan; Access to Information.

             (a) On or before 5 days after execution of this Agreement, Harvard Industries, Inc. shall submit a business plan which demonstrates in GM's sole judgment the long-term financial viability of the Greenville manufacturing facility (the "Greenville Plant"). In addition, every six months, Harvard Industries, Inc. shall provide GM consolidated and individual balance sheets, income statements and cash flows for Harvard Industries, Inc., Doehler-Jarvis, Greenville and the Greenville Plant. The Harvard Group shall also provide GM, upon request, information or business plans regarding any facility or business unit or subsidiary of the Harvard Group, on a consolidated or individual basis as specified on Schedule 7 attached hereto.

                (b) The Harvard Group shall provide to GM or its designee full access to the Greenville Plant to monitor operations and review financial and costing information. In addition, the Harvard Group shall provide to GM, copies of all notices of default or non-compliance received from Agent or any Lender.

                (c) GM shall keep all information provided to it by Harvard Group that is labeled "confidential" or "non-public" when received by GM, confidential unless and until such information is in the public domain, and GM will advise its employees who have access to such non-public information that so long as such information is not in the public domain, they should not trade in Harvard securities.

         8. Access and Occupancy Agreement. Simultaneously with the execution of this Agreement, Doehler-Jarvis and Greenville shall execute and deliver to GM an agreement in the form of Schedule 8 attached hereto, (the "Access and Occupancy Agreement"). In addition, upon request by GM, Doehler-Jarvis and Greenville agree to execute or to cause Doehler-Jarvis Pottstown, Inc. and/or Doehler-Jarvis Toledo, Inc. to execute, an Access and Occupancy Agreement relating to the plants located in Pottstown and Toledo on terms and conditions substantially identical to the terms and conditions of agreement attached hereto as Schedule 8 (a) subject to Ford Motor Company consenting to the parties entering into such agreement, and (b) if any time prior to the date on which GM exercises its Right to Occupy under such other Access and Occupancy Agreements, any single customer, other than Ford, has 25% or more of the total production at such facility, then subject to such customer(s)' consent.

         9. Tooling Acknowledgement. The Harvard Group agrees that all tooling, assembly, fixtures, test or checking fixtures, gauges, jigs, patterns, casting patterns, dies and molds, including, without limitation, the Molds and Cores referred to in paragraph 6 above, being used by the Harvard Group in connection with its manufacture of Component Parts for GM, together with all appurtenances, accessions thereto (collectively the "Tooling"), except for those specific items of tooling set forth on Schedule 9 (the "Non-GM Owned Tooling"), are owned by GM and are being held by the Harvard Group and, to the extent the Harvard Group has transferred the tooling to third parties, by such parties as bailee at will pursuant to bailment arrangements. The Harvard Group acknowledges and agrees that any and all tooling being utilized to manufacture Component Parts for GM, whether pursuant to direct agreements between the Harvard Group and GM or agreements between the Harvard Group and third parties, except for the Non-GM Owned Tooling. Neither the Harvard Group nor any other person or entity other than GM has any right, title or interest in the Tooling, other than the Harvard Group's right, subject to GM's unfettered discretion, to utilize the Tooling to manufacture the Component Parts. The Harvard Group hereby grants GM a power of attorney to execute on its behalf and file a notice financing statement to reflect GM's interest in the Tooling and/or to affix any plate, stamp or other evidence of GM ownership upon each item of tooling. GM shall have the right to take immediate possession of the Tooling at any time without payment of any kind from GM to the Harvard Group. The Harvard Group agrees to cooperate with GM in GM's taking possession of the Tooling.
Likewise, effective immediately upon written notice to the Harvard Group, without further notice or court hearings, which rights, if any, are hereby waived, GM shall have the right to immediately enter the Harvard Group's premises and take possession of any and all Tooling without payment of any kind from GM to the Harvard Group, and the Harvard Group agrees to provide GM or its nominee with such access. The fact that GM's right to possession of the Tooling is and shall be independent of GM's obligation to make payments to the Harvard Group (including payments for tooling refurbishment, repair or construction) shall not affect any other obligation GM may have to make such payments to the Harvard Group after GM has taken possession of the Tooling. Further, nothing in this acknowledgement is intended to affect any claims the Harvard Group may have against GM for taking possession of any property which is determined to not to be the property of GM.

        10. Second Assembly Line. The Harvard Group hereby acknowledges and agrees that the second assembly line described in Schedule 10, including, without limitation, all equipment, machinery, test, assembly or checking fixtures, parts, hardware, software and all appurtenances, accessions and accessories thereto (the "Second Line") currently being installed at the Harvard Group's Greenville Plant is solely owned by GM and neither the Harvard Group nor any other person or entity other than GM has any right, title or interest in the Second Line, other than the Harvard Group's right, subject to GM's unfettered discretion, to utilize the Second Line to manufacture V-8 Manifolds. The Harvard Group hereby grants GM the power of attorney to execute on its behalf and file a notice financing statement to reflect GM's ownership interest in the Second Line and/or to affix any plate, stamp or other evidence of GM's ownership upon each item of the Second Line. GM shall have the right to take immediate possession of the Second Line at any time without payment of any kind from GM to the Harvard Group and the Harvard Group agrees to cooperate with GM in GM's taking possession of the Second Line. Likewise, effective immediately upon written notice to the Harvard Group, without further notice or court hearing, which rights, if any, are hereby waived, GM shall have the right to enter the Harvard Group's premises and take possession of all or any part of the Second Line without payment of any kind from GM to the Harvard Group, and the Harvard Group agrees to provide GM or its nominees with such access.

        11. Fees and Expenses. The Harvard Group hereby agrees to reimburse GM for all legal and consultant fees and expenses incurred by GM in connection with the Harvard Group, ("GM's Costs") for services rendered on or after June 1, 1996. GM shall have the right to offset

GM's Costs from amounts owed by GM to the Harvard Group in amount not to exceed $20,000 per month. GM's Costs in excess of $20,000 per month may be carried forward and set off in future months, provided that no monthly set off shall exceed $20,000.

        12. Premium Costs. The Harvard Group has paid to GM the sum of $550,000 representing reimbursement of premium costs incurred by GM in 1995 under its Purchase Orders with GM.

        13. Amendment to Purchase Orders. The Purchase Orders are hereby amended effective immediately to include the following as paragraph 32 to the Purchase Order terms and conditions:

             "32. Access Rights. This Purchase Order is subject to all terms and conditions of that certain Access and Occupancy Agreement dated March __, 1997 between, among other parties, Buyer and Seller and consented to by The CIT Group/Business Credit, Inc. (as agent and lender). The Access and Occupancy Agreement is incorporated by reference and shall also be deemed a part of this Purchase Order for all purposes.

        14.  Agreements of Lenders and Lessor.

             (a) Simultaneously with the execution of this Agreement, Harvard Industries, Inc. shall deliver to GM the consent and acknowledgement of the Harvard Group's Lenders in the form of Schedule 14-A attached hereto.

             (b) It is a condition precedent to GM's duties and obligations under this Agreement that simultaneously with the execution of this Agreement, the Lenders enter into the Acknowledgement attached hereto as Schedule 14-A.

        15. Bid List. So long as the Harvard Group fully complies with all of the terms and conditions of this Agreement in all material respects, the Access and Occupancy Agreement and the Purchase Orders (as amended hereby), GM shall permit the Harvard Group to bid on future GM programs, but GM shall have no obligation whatsoever to award future business to the Harvard Group and reserves all rights to award such future business in GM's absolute discretion.

        16. Harvard Release. Except for Harvard Reserved Claims, as defined below, Doehler-Jarvis, Inc., Doehler-Jarvis Greenville, Inc. and Harvard Industries, Inc., on behalf of themselves and all of their subsidiaries hereby release and waive all claims and causes of action of any kind or nature against GM, its officers, agents, employees, and attorneys, and covenant not to sue GM, based upon any facts or claims existing as of July 25, 1996. The foregoing release and covenant not to sue does not release or affect claims arising from facts and occurrences after July 25, 1996. For the purposes of this Agreement, "Harvard Reserve Claims" means claims for goods delivered to GM and not yet paid for and claims for Tooling refurbishment and repair. Nothing in this Agreement shall be construed as an admission by GM as to the validity or enforceability of any of Harvard Reserved Claims. NOTWITHSTANDING THE FOREGOING, IF GM BREACHES ANY TERM OR CONDITON OF THIS AGREEMENT OR THE ACCESS AND OCCUPANCY AGREEMENT, THEN THE RELEASE AND COVENANT NOT TO SUE PROVIDED BY THE HARVARD GROUP IN THIS PARAGRAPH 16 SHALL BE NULL AND VOID AB INITIO AND HAVE NO FORCE OR EFFECT WHATSOEVER, BUT GM'S RELEASE AND COVENANT NOT TO SUE SET FORTH IN PARAGRAPH 17 SHALL NOT BE AFFECTED THEREBY AND SHALL CONTINUE TO BE AND REMAIN VALID AND IN FULL FORCE AND EFFECT.

        17. GM Release. Except for GM Reserved Claims as defined below, GM hereby releases and waives all claims and causes of action of any kind or nature against Harvard Industries, Inc., Doehler-Jarvis, Inc. and
Doehler-Jarvis Greenville, Inc., its officers, agents, employees and attorneys, and covenants not to sue such entities, based upon any facts or claims as of July 25, 1996. The foregoing release and covenant not to sue does not release or affect claims arising from facts and occurrences after July 25, 1996, including, without limitation, any claims related to goods delivered to GM after July 25, 1996. For the purposes of this Agreement "GM Reserved Claims" means claims with respect to goods delivered prior to the date of this Agreement which have been rejected and/or returned by GM. Nothing in this Agreement shall be construed to be an admission by Harvard Industries, Inc., Doehler-Jarvis, Inc. and Doehler-Jarvis Greenville, Inc., as to the validity or enforceability of any of the GM Reserved Claims. NOTWITHSTANDING THE FOREGOING, IF THE HARVARD GROUP BREACHES ANY TERM OR CONDITION OF THIS AGREEMENT OR THE LICENSE AND OCCUPANCY AGREEMENT, THEN THE RELEASE AND COVENANT NOT TO SUE PROVIDED BY GM IN THIS PARAGRAPH 17 SHALL BE NULL AND VOID AB INITIO AND HAVE NO FORCE OR EFFECT WHATSOEVER, BUT THE HARVARD GROUP'S RELEASE AND COVENANT NOT TO SUE SET FORTH IN PARAGRAPH 16 SHALL NOT BE AFFECTED THEREBY AND SHALL CONTINUE TO BE AND REMAIN VALID AND IN FULL FORCE AND EFFECT.

        18. Severability. any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        19. Section Headings, etc. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. All references to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

        20. No Waiver; Cumulative Remedies. GM shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy under this Agreement or any breach of the terms and conditions of this Agreement. A waiver by GM of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which GM would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of GM any right, power or privilege under this Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by any other agreements or applicable law.

        21. Waivers and Amendments, Successors and Assigns, Governing Law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by a written instrument, duly executed by Harvard Industries, Inc., Doehler-Jarvis, Inc., Doehler-Jarvis Greenville, Inc., and GM. This Agreement and all obligations of the parties hereunder shall be binding upon the successors and assigns of such parties, and shall, together with the rights and remedies of the parties hereunder, inure to the benefit of such parties and their successors and assigns. The Harvard Group may not assign or transfer any of its rights or obligations hereunder without the prior written consent of GM, except in connection with a merger, consolidation or transfer of all or substantially all of the assets of any member of The Harvard Group and assumption by the transferee of all of the transferor's obligations hereunder and subject to any otherwise applicable limitations on assignment of the Purchase Orders. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Michigan, without regard to principles regarding conflict of laws.

        22. Notices. All notices, requests and other communications that are required or may be given under this Agreement shall be in writing, and shall be deemed to have been given on the date of delivery, if delivered by hand, telecopy or courier, or three (3) days after mailing, if mailed by certified or registered mail, postage prepaid, return receipt requested, and addressed as set forth below (which addresses may be changed, from time to time, by notice given in the manner provided in this Section):

                If to the Harvard Group:  Harvard Industries, Inc.
                                          2502 N. Rocky Point Drive
                                          Suite 960
                                          Tampa, FL 33607
                                          Attn: Richard T. Dawson, Esq.

        and a copy to:          Holland & Knight LLP
                                400 North Ashley Drive
                                Suite 2300
                                Tampa, FL 33602
                                Attn:  Michael L. Jamieson, Esq.

        If to GM:               General Motors Corporation
                                Worldwide Purchasing
                                Delphi Automotive Systems
                                Energy & Engine Management Systems
                                4800 S. Saginaw St.
                                P.O. Box 1360
                                Flint, MI 48501-1360
                                Attn:  Kenneth E. Szymczak, Director

        with a copy to:         Honigman Miller Schwartz and Cohn
                                2290 First National Building
                                Detroit, Michigan  48226
                                Attn:  Robert B. Weiss, Esq.

        23. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

        24. Entire Agreement; Conflicts. This Agreement together with any other agreements and schedules executed in connection with this Agreement constitutes the entire understanding of the parties in connection with the subject matter hereof and supersedes all prior oral or written agreements among the parties, including, without limitation, the Term Sheet. To the extent any terms or conditions of this Agreement are inconsistent or conflict with terms of any prior agreements between the parties, the terms of this Agreement shall govern and control.

        25. Preservation of Rights under Purchase Orders. The purpose of this Agreement is to expand upon the rights and interests of GM under the Purchase Orders and by entering into this Agreement GM is not waiving or limiting any rights GM has under the Purchase Orders.

        26. Representations and Warranties by Harvard Industries, Inc. Harvard Industries, Inc. represents and warrant to GM that Doehler-Jarvis, Inc. is a Delaware corporation in good standing in the state of Delaware and Doehler-Jarvis Greenville, Inc. is a Delaware corporation in good standing in the State of Delaware, and that each of such corporations are either direct or indirect wholly owned subsidiaries of Harvard Industries, Inc. Harvard Industries, Inc. has no subsidiaries other than Doehler-Jarvis, Greenville and all of the other entities listed on Schedule 26 hereto.

        27. CONSULTATION WITH COUNSEL. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL BEFORE EXECUTING THIS AGREEMENT AND ARE EXECUTING SUCH AGREEMENT WITHOUT DURESS OR COERCION AND WITHOUT RELIANCE ON ANY PRESENTATIONS, WARRANTIES AND COMMITMENTS SET FORTH IN THIS AGREEMENT.

        28. WAIVER OF JURY TRIAL. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. THE PARTIES EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

        IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first written above.

                                        DOEHLER-JARVIS, INC.

                                        By: /s/ Roger L. Burtraw
                                           -----------------------------------

                                           Its:  President
                                               -------------------------------

(signatures continued on next page)

(signatures continued from previous page)


STATE OF Michigan       )
                        )  SS
COUNTY OF Oakland       )

        The foregoing instrument was acknowledged before me this 12 day of March, 1997 by Roger L. Burtraw, the President, of Doehler-Jarvis, Inc., a Delaware corporation, on behalf of the corporation.


                                        /s/ Karen L. Niemisto
                                        ---------------------------------------
                                        Karen L. Niemisto, Notary Public
                                        Oakland County, Michigan
                                        My commission expires: 5/20/97.


                                        HARVARD INDUSTRIES, INC.

                                        By: /s/ Roger L. Burtraw
                                           ------------------------------------

                                           Its:  President
                                                -------------------------------



STATE OF Michigan       )
                        )  SS
COUNTY OF Oakland       )

        The foregoing instrument was acknowledged before me this 12 day of March, 1997 by Roger L. Burtraw, the President, of Harvard Industries, Inc., a Florida corporation, on behalf of the corporation.


                                        /s/ Karen L. Niemisto
                                        ---------------------------------------
                                        Karen L. Niemisto, Notary Public
                                        Oakland County, Michigan
                                        My commission expires: 5/20/97.


(signatures continued on next page)

(signatures continued from previous page)


                                        DOEHLER-JARVIS GREENVILLE, INC.

                                        By: /s/ Roger L. Burtraw
                                           ------------------------------------

                                           Its:  President
                                                -------------------------------


STATE OF Michigan       )
                        )  SS
COUNTY OF Oakland       )

        The foregoing instrument was acknowledged before me this 12 day of March, 1997 by Roger L. Burtraw, the President, of Doehler-Jarvis Greenville, Inc., a Delaware corporation, on behalf of the corporation.


                                        /s/ Karen L. Niemisto
                                        ---------------------------------------
                                        Karen L. Niemisto, Notary Public
                                        Oakland County, Michigan
                                        My commission expires: 5/20/97.


                                        GENERAL MOTORS CORPORATION

                                        By:
                                           ------------------------------------

                                           Its:  President
                                                -------------------------------



STATE OF                )
                        )  SS
COUNTY OF               )

        The foregoing instrument was acknowledged before me this _____ day of ___________, 1997 by Roger L. Burtraw, the President of General Motors Corporation, a Delaware corporation, on behalf of the corporation.



                                        ---------------------------------------
                                                               , Notary Public
                                        -----------------------
                                                              County, Michigan
                                        ---------------------
                                        My commission expires:
                                                              --------

(signatures continued on next page)

**2 [signatures continued from previous page]

                                        DOEHLER-JARVIS GREENVILLE, INC.

                                        By:
                                           -----------------------------------
                                           Its:
                                               -------------------------------

STATE OF              )
                      ) SS
COUNTY OF  __________ )

        The foregoing instrument was acknowledged before me this ___ day of _____________, 1997 by ________________________________________, the _________
__________________, of Doehler-Jarvis Greenville, Inc., a __________
corporation, on behalf of the corporation.


                                                ------------------------------
                                                              , Notary Public
                                                --------------
                                                               County,
                                                --------------
                                                My commission expires:
                                                                      --------


                                        GENERAL MOTORS CORPORATION

                                        By: /s/
                                           -----------------------------------
                                           Its:
                                               -------------------------------

STATE OF              )
                      ) SS
COUNTY OF  __________ )

        The foregoing instrument was acknowledged before me this ___ day of _____________, 1997 by ________________________________________, the _________
__________________ of General Motors Corporation, a Delaware corporation, on behalf of the corporation.

                                                ------------------------------
                                                              , Notary Public
                                                --------------
                                                               County,
                                                --------------
                                                My commission expires:
                                                                      --------

SCHEDULES


6       -     MOLDS AND CORE BOXES
8       -     ACCESS AND OCCUPANCY AGREEMENT
9       -     NON-GM-OWNED TOOLING
10      -     SECOND ASSEMBLY LINE
14-A    -     LENDERS' ACKNOWLEDGEMENT
26      -     HARVARD SUBSIDIARIES

                                  SCHEDULE 6

                             MOLDS AND CORE BOXES


1.   Three (3) Production Molds:
       #31, #32, & #33

2.   Core Boxes:
        #22 - Frame Cores
        #25 - Runners
        #30 - "H" Core & Water Crossover
        #35 - EGR Passage

                                  SCHEDULE 7

                          INFORMATION TO BE PROVIDED


        The Harvard Group will provide GM information or business plans on an individual basis for the following facilities, business units or subsidiaries of the Harvard Group.

        Harvard Industries, Inc. - corporate business unit

        Harvard Interiors, a business unit of Harvard Industries, Inc.

        Harman Automotive, Inc., a wholly-owned subsidiary of Harvard Industries, Inc.

        Doehler-Jarvis, Inc., a wholly-owned subsidiary of Harvard Industries, Inc., including individual breakdowns for the following wholly owned subsidiaries of Doehler-Jarvis, Inc.:

                        Doehler-Jarvis - Greenville, Inc.
                        Doehler-Jarvis - Pottstown, Inc.
                        Doehler-Jarvis - Toledo, Inc.

        The Harvard Group will provide GM information and business plans on a consolidated basis for Harvard Industries, Inc. "Other Automotive" business unit which includes:

        Kingston-Warren Corporation, a wholly owned subsidiary of Harvard Industries, Inc.

        Hayes-Albion Corporation, a wholly owned subsidiary of Harvard Industries, Inc.; and

        Trim Trends, a business unit of Hayes-Albion Corporation

                                  SCHEDULE 8

                                  ACCESS AND
                             OCCUPANCY AGREEMENT

                                  SCHEDULE 9

                             NON-GM-OWNED TOOLING


Purchase Order #TXFSX Rev.000 and Rev. 001:


           ITEM                DELIVERY DATE        % COMPLETED
    Production Die #1               In                  100%
    Production Die #2             9/19/97                40%
    Production Die #3             1/5/98                 30%
 Production Dies #4 & #5            TBD                   0%
    One (1) Holder Die              TBD                   0%
        Degate Saw                9/1/97                 20%
         Trim Die                 9/1/97                 20%

Purchase Order #TXFSY Rev. 000 and Rev. 001:

           ITEM                 DELIVERY DATE       % COMPLETED
    Production Die #1               In                  100%
    Production Die #2             6/9/97                 75%
    Production Die #3             7/21/97                70%
    Production Die #4             9/2/97                 50%
    Production Die #5            12/19/97                25%
   Production Dies #6-9            TBD                    0%
Dedicated Mandrel Removal          In*                  100%
 Dedicated Mandrel Liner          3/17/97                90%
         Fixture
   Dedicated Saw Degate           3/10/97                90%

  Dedicated AutoTrim Line         3/17/97                90%
    Leak Tester (Audit)           4/15/97                80%
  Mandrel/Fixture Loader          3/17/97                80%
   Liner/Fixture Loader           3/17/97                80%

*Mandrel/Linder equipment includes automated heating, loading, and delivery mechanisms for delivery to production dies.


Purchase Order #TXF2T Rev. 000 and Rev. 001:

           ITEM                    DELIVERY DATE       % COMPLETE
 Three (3) Single Cavity      #1 Die (Dev./Prod.): In     100%
           Dies                   #2 Die: 6/20/97          60%
                                  #3 Die: 7/21/97          50%
 Two (2) Sets Core Boxes            Box #1: In            100%
                                  Box #2: 2/24/97          95%
   One Pressure Tester                 In                 100%
      One Set Gages            Completed by 5/15/97        75%
    CNC "Weep Groove"                6/25/97               40%
 Machine (P.O. Rev. 001)

                                 SCHEDULE 10

                             SECOND ASSEMBLY LINE

                                 Schedule 10

                             Second Assembly Line


        The second assembly line purchased by General Motors for the Greeneville plant consists of the following:

        Four (4) Dial Index Machines, the serial numbers are:

        1848
        1849
        1850
        1851

        Six (6) Ateq Pressure Testers, the serial numbers are;

        954M2501
        954M2502
        958M7401
        200N1961
        200N2962
        694K609-01

                                SCHEDULE 14-A

                           LENDERS' ACKNOWLEDGEMENT


        While not a party to the foregoing agreement (the "Accommodation Agreement") by and among the General Motors Corporation ("GM"), Doehler-Jarvis, Inc. ("Doehler-Jarvis"), Doehler-Jarvis Greenville, Inc. ("Greenville") and Harvard Industries, Inc. ("Harvard"), CIT Group/Business Credit, Inc. for itself and as agent for Congress Financial Corporation General Electric Capital Corporation Heller Financial, Inc., Finova Capital Corporation and Foothill Capital Corporation, (collectively, "Lenders") are parties to various loan and/ or security agreements with Doehler-Jarvis, Greenville and/or Harvard. In such capacity, Lenders acknowledge, consent to, and agree to the entry into by Doehler-Jarvis, Greenville and Harvard of the Accommodation Agreement. The fact that Lenders are executing this Acknowledgement shall not in any way make Lenders guarantors or sureties for Harvard's, Doehler-Jarvis' or Greenville's performance under the Accommodation Agreement.

        Lenders acknowledge and agree that they have no liens or security interest in or to (a) the Tooling, except for the Non-GM Owned Tooling, and (b) the Second Line (each as defined in the Agreement). Lenders also acknowledge and agree that any and all Tooling being used to manufacture parts for GM, whether pursuant to direct agreements between Doehler-Jarvis and/or Greenville, as applicable, and GM or agreements between Doehler-Jarvis and/or Greenville, as applicable, and third parties is subject to the terms of this acknowledgement and included within the definition of Tooling, except for the Non-GM Owned Tooling.

        Lenders further acknowledge that, subject to the terms of the Accommodation Agreement, GM shall have the right to take immediate possession of the Second Line and the Tooling, except for the Non-GM Owned Tooling, at any time without payment of any kind from GM to Lenders, Doehler-Jarvis or Greenville, and Lenders will not interfere in any way should GM decide to exercise such right.

        Lenders' acknowledgement and consent as set forth herein is provided in reliance upon, and with the express understanding that, the Accommodation Agreement will not be amended without the prior written consent of the Lenders.


                                CIT GROUP/BUSINESS CREDIT, INC. for itself and as agent for the Lenders

                                By: /s/ Frank Grimaldi
                                   -----------------------------------

                                   Name: Frank Grimaldi
                                        ------------------------------

                                   Title: Vice President
                                         -----------------------------

                                   Date:        April 16        , 1997
                                         -----------------------